Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-11178 of Stolt-Nielsen S.A. on Form S-8 of our report dated June 23, 2004, appearing in this Annual Report on Form 11-K of Stolt-Nielsen Inc. Retirement Savings Plan for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP

New York, New York
June 23, 2004